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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 16, 2004

ARDENT MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1880 - 505 Burrard Street (PO Box 15)
Vancouver, British Columbia
Canada V7X 1M6
(Address of principal executive offices and Zip Code)

(604) 681-3864
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

On December 13, 2004, Reg Handford, the owner of 2,500,000 shares of our common stock, transferred the same to Tarus Chebountchak in consideration of US$12,500. Prior the exchange, there were 6,014,450 shares of common stock outstanding and Mr. Handford and Mr. Chebountchak each owned a total of 2,500,000 shares of common stock or 41.57% of the total shares of common stock outstanding. After Mr. Handford transferred his shares to Mr. Chebountchak, Mr. Handford owned no shares and Mr. Chebountchak owned 5,000,000 shares of our common stock or 83.13% of the total outstanding shares.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 16, 2004, Mr. Handford resigned as an officer and director and Mr. Chebountchak was appointed president and principal executive officer. Mr. Handford had no dispute with us, our officers, accountants or professional advisors with respect to policies, practices or procedures relating to our affairs.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits

	99.1	Agreement and Release
	99.2	Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22nd day of December, 2004.

ARDENT MINES LIMITED

BY:	/s/ Taras Chebountchak
Taras Chebountchak
President